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                          Independent Auditors' Report

The Board of Directors
Sentry Life Insurance Company
and
The Policy Owners of
Sentry Variable Life Account I:

We have audited the accompanying statements of assets and liabilities of the Sentry Variable Life Account I (comprised of the sub-accounts listed in the statements of assets and liabilities (collectively, "the Accounts")) as of December 31, 200), and the related statements of operations and changes in net assets, and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Accounts' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The financial statements and financial highlights of the Accounts as of December 31, 2006 were audited by other auditors whose report thereon dated February 8, 2007 expressed an unqualified opinion on those statements and highlights.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit included confirmation of securities owned as of December 31, 2007 by correspondence with the transfer agent of the underlying mutual funds. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Sentry Variable Life Account I as of December 31, 2007, and the results of their operations, changes in net assets, and financial highlights for the year then ended in conformity with U.S. generally accepted accounting principles.

s/KPMG LLP

February 28, 2008